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                                                                    Exhibit 99


            ABERCROMBIE & FITCH IMPLEMENTS NEW DIVERSITY INITIATIVES


NEW ALBANY, OHIO, NOVEMBER 16, 2004 - Abercrombie & Fitch (NYSE: ANF) announced today that it is implementing a series of programs and initiatives that are designed to achieve greater diversity throughout its stores.

As announced on November 9, 2004, the initiatives were agreed to as part of a consent decree, resolving all matters relating to three consolidated diversity lawsuits. Judge Susan Illston of the U.S. District Court for the Northern District of California signed the preliminary approval order today. In the agreed decree, Abercrombie & Fitch denies that it engaged in any discriminatory practices.

 "We have, and always have had, no tolerance for discrimination. We decided to settle this suit because we felt that a long, drawn out dispute would have been harmful to the company and distracting to management. We can now focus on achieving even greater representation of diversity among our associates and management. This will make us a stronger company and make a significant contribution to our future success. We have already started to implement many of these new policies under the leadership of Bob Singer, our President and Chief Operating Officer," stated Mike Jeffries, Chairman and Chief Executive Officer.

Some of the principal components of the programmatic portion of the settlement include:

         o THE CREATION OF AN OFFICE OF DIVERSITY, HEADED BY A VICE PRESIDENT OF DIVERSITY - This office has already been created and filled with Todd Corley, who has over ten years of progressive experience in diversity leadership, change management, and diversity consulting. Mr. Corley reports directly to Mr. Singer.

         o ADDITIONAL EEOC, DIVERSITY AND INCLUSION TRAINING PROGRAMS - This includes training for Managers-in-Training, Assistant Managers, Store Managers, General Managers and other employees and managers in a range of functions, as well as separate comprehensive training for human resource associates relating to compliance with the consent decree and fair employment laws.

         o INTERNAL COMPLAINT PROCEDURES - Abercrombie & Fitch has had in place, and is in the process of modifying, an internal complaint procedure, which provides for the filing, investigation and, if appropriate, remedying of complaints of discrimination.


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        o        ENHANCED COMPLIANCE AND OVERSIGHT PROCESSES - This will
                  include revising its manager performance evaluation forms to include diversity-related indicators and increasing its reporting, record keeping and compliance meetings.

         o THE RETENTION OF AN EXPERT CONSULTANT TO HELP ABERCROMBIE & FITCH DEVELOP AND IMPLEMENT A RECRUITMENT AND HIRING PROTOCOL

         o BENCHMARKS FOR ACHIEVING A DIVERSE WORKFORCE - Abercrombie & Fitch has agreed to use its best efforts to increase its current numbers of minority employees in hourly sales and store management positions. Among other things, the company will hire recruiters charged with recruiting minority applicants, will use a diversity consultant for training, and will attend minority job fairs and recruiting events.

Robert Singer, President and Chief Operating Officer added, "Diversity and inclusion are core values for Abercrombie & Fitch. We will continue to demonstrate our commitment to diversity by implementing the elements of the consent decree. I will work very closely with Todd Corley, Vice President of Diversity, to ensure we reach our objective to be a best-in-class diverse and inclusive organization."



                                      # # #


FOR FURTHER INFORMATION, CALL:      THOMAS D. LENNOX
                                    Director, Investor Relations and Corporate
                                    Communications  (614) 283-6751


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release, A&F's Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2004 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates, and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.